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                                                                  EXECUTION COPY

                                 EXHIBIT 10.3

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
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          This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"),
dated as of this 19 day of November, 2001, between Sunterra Corporation, a Maryland corporation (the "Company"), and Nicholas Benson (the "Executive"). As described further in Section 11 herein, this Agreement shall only become effective (the "Commencement Date") upon approval by the U.S. Bankruptcy Court for the District of Maryland (Baltimore Division) (the "Bankruptcy Court") and shall be null and void in the event the Bankruptcy Court does not approve the Agreement.

                                R E C I T A L S:
                                ---------------

          WHEREAS, the Executive, LSI Group Holdings PLC and Signature Resorts, Inc. (predecessor to the Company) entered into an employment agreement dated August 1, 1997 (the "Existing Employment Agreement"); and

          WHEREAS, Section 21.1 of the Existing Employment Agreement provides that such agreement shall not be amended without the written approval of the parties thereto; and

          WHEREAS, the parties hereto desire to amend and restate the Existing Employment Agreement, in the form of this Agreement; and

          WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the continued employment of the Executive by the Company; and

          WHEREAS, the Company desires to continue to employ the Executive and the Executive has indicated his willingness to continue to provide his services, on the terms and conditions set forth herein.

          NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          Section 1.  Employment.  The Company hereby agrees to continue to
                      ----------
employ the Executive and the Executive hereby accepts such continued employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President and Chief Executive Officer of the Company and shall have such duties as are typically performed by a chief executive officer of a corporation of similar size and type as the Company. The Company shall nominate the Executive to serve, and shall use reasonable efforts to secure Executive's election, as a member of the Board of Directors of the Company (the "Board") and shall use reasonable efforts to keep the Executive on the Board for so long as the Executive serves as President and Chief Executive Officer of the Company. The Executive shall render his services at the direction of, and shall report solely to, the Board of Directors of the Company. The Executive agrees to use reasonable efforts to promote and further the business, reputation and good name of the Company. All other officers of the Company shall report directly or indirectly to the Executive.
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The Executive's primary place of employment shall be in the Orlando, Florida area, or such other location as the Executive and the Company may reasonably agree.

          Section 2.  Commencement Date; Term.  Unless terminated pursuant to
                      -----------------------
Section 6 hereof, the Executive's employment hereunder shall commence on the Commencement Date and shall continue during the period ending on the third anniversary of the Commencement Date(the "Initial Term"). Thereafter, the Employment Term shall extend for consecutive periods of one year, provided the parties hereto agree in writing to such extension not less than ninety (90) days prior to the Initial Term or relevant anniversary date of this Agreement, as applicable. The Initial Term, together with any extension pursuant to this
Section 2, is referred to herein as the "Employment Term." The Employment Term shall terminate upon any termination of the Executive's employment pursuant to
Section 6.

          Section 3.  Compensation and Benefits.  During the Employment Term,
                      -------------------------
the Executive shall be entitled to the following compensation and benefits:

          (a)  Salary.  As compensation for the performance of the Executive's
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services hereunder, the Company shall pay to the Executive a salary (the
"Salary") of Four Hundred Fifty Thousand Dollars $450,000 per annum. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time.

          (b)  Annual Performance Bonus.  The Executive shall be eligible to
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receive, in respect of each calendar year in the Employment Term beginning in
2002 and thereafter, an annual cash performance bonus (the "Annual Performance Bonus") in an amount up to Five Hundred Fifty Thousand Dollars ($550,000), based upon (other than as noted below) the attainment of quantitative performance goals set forth in a performance plan to be mutually agreed to by the Compensation Committee of the Board and the Executive within 90 days of the beginning of each calendar year (the "Performance Plan"); provided that the performance goals for calendar year 2002 shall be as set forth on Schedule 1 hereto. Notwithstanding the foregoing, the Annual Performance Bonus shall not be less than One Hundred Fifty Thousand Dollars ($150,000) (the "Guaranteed Bonus"). The portion of the Annual Performance Bonus that does not constitute the Guaranteed Bonus (the "Performance Goal Bonus") shall be determined based on the level of achievement of the performance goals (from 75% to 120% attainment of plan targets) set forth in the Performance Plan. The Performance Goal Bonus shall be paid to the Executive on the same basis as the payment of bonuses to other senior executive officers of the Company. The Guaranteed Bonus shall be paid in equal monthly installments in arrears commencing with the on-month anniversary of the Commencement Date.

          (c)  Equity Compensation.     Subject to the confirmation of the
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Company's Chapter 11 plan of reorganization (the "Plan"), the "Reorganized
Company" (defined as the Company as it may be constituted upon and immediately following the consummation of the Plan) will implement a stock option plan (the "New Management Incentive Plan"), which will not be inconsistent with the terms set forth in this Section 3(c), under which the Reorganized Company will grant to the Executive, as of the "Effective Date" (defined as the date on which the Plan is consummated), options to purchase 2.5% of the fully diluted Common Stock of the Reorganized Company, after exercise of the options (the option to purchase any one share of Reorganized Company Common Stock hereafter referred to as an "Option"). Each Option shall have an exercise price equal to the price per share of the Common Stock of the Reorganized

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Company on the Effective Date, as set forth in the section of the Disclosure
Statement for the Plan describing the New Management Incentive Plan, as filed with the Bankruptcy Court; provided, however, that if the Disclosure Statement does not provide a specific exercise price for the Options, then the exercise price for the Options shall equal the per share price (or the midpoint value of such per share price) of the Reorganized Company Common Stock as set forth in the section of the Disclosure Statement describing the reorganization value of the Reorganized Company. The Options shall be subject to four year vesting under which the Executive may exercise 25% of the Options after the first anniversary of the Commencement Date, subject to the Executive's continued employment with the Company (other than as stated herein). The remainder of the Options shall vest and become exercisable ratably on each monthly anniversary during the 36 month period following the first anniversary of the Commencement Date, subject to the Executive's continued employment with the Company (other than as stated herein). The Options shall not expire until the date that is nine years from the Effective Date; provided that such Options (whether or not vested) shall expire immediately upon termination of the Executive's employment for Cause. If the Executive is terminated by the Company without "Cause," in accordance with
Section 6(c) herein, or if the Executive terminates his employment for "Good Reason," in accordance with Section 6(f) herein, any unvested Options will expire as of the date of such termination, and any unexercised vested Options shall expire on the earlier of the expiration date of the Option or the date that is twelve months after the date of such termination. If the Executive's employment is terminated due to death or disability (in accordance with Section 6(b) herein), any unvested Options will expire as of the date of such termination, and any unexercised vested Options shall expire on the earlier of the expiration date of the Option or the date that is twelve months after the date of such termination. If the Executive terminates his employment other than for Good Reason in accordance with Section 6(f) herein, any unvested Options and one-half of the unexercised vested Options will expire as of the date of such termination, and the remaining one-half of the Executive's Options that were vested and unexercised as of the date of such termination shall expire on the earlier of the expiration date of the Option or the date that is three months after the date of such termination. Notwithstanding the foregoing, the Options shall become fully vested upon the occurrence of a Change in Control (as defined below). The Options shall have such other terms and conditions as are set forth in the New Management Incentive Plan and stock option agreement, including, but not limited to, a formal "cashless exercise" program maintained with an outside broker. The Executive's option agreement shall contain a provision that authorizes the Executive to require the Company to withhold shares of Common Stock from the shares of Common Stock that would otherwise be issuable to the Executive as a result of the exercise of the Common Stock under the Option in order to satisfy the Company's required tax withholding obligation.

          (d) Benefits.  In addition to the Salary and the Annual Performance
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Bonus, the Executive shall be eligible to participate in the Company's health, insurance, retirement, and other benefit plans and programs; provided, however, that the value of such benefits in the aggregate shall not be less than the value of the benefits currently provided to the Executive under the Existing Employment Agreement (including, but not limited to, pension contributions made on behalf of the Executive pursuant to the Existing Employment Agreement, such pension contributions to be made in an amount equal to 7% of the Executive's Salary and Guaranteed Bonus). In addition, the Company shall reimburse the Executive for the reasonable cost of tax return preparation in all jurisdictions in which the Executive is subject to tax filing, payment or other reporting requirements up to $5,000 for each year during the Employment Term, subject to

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presentation by the Executive of receipts and documentation of such expenditures in accordance with the Company's expense reimbursement policy, as in effect from time to time. The Executive shall also be entitled to four (4) weeks of vacation for each calendar year during the Employment Term, and all Company holidays. The Executive shall be entitled to all other benefits as are generally allowed to other senior executives of the Company, in accordance with the Company's policies in effect from time to time.

          (e) Directors and Officers Liability Insurance.  The Company will at
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its expense provide the Executive with Directors' and Officers Liability
Insurance, subject to the provisions governing such insurance and on such terms as the Board may from time to time decide. The Company will indemnify Executive and hold Executive harmless, to the maximum extent permitted by applicable law, as applicable, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company at any time.

          (f) Living Expenses.  Subject to the limitations described below, the
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Company shall reimburse the Executive for (i) reasonable expenses (including, without limitation, housekeeping expenses) up to Four Thousand Dollars ($4,000) per month incurred by the Executive for temporary housing in the Orlando, Florida area (or other location of Company's executive offices) for the Executive and his family, (ii) reasonable costs for travel between the Executive's primary residence in England and the location of the Company's executive offices as reasonably necessary in connection with the performance of his services hereunder, and (iii) the cost of round trip economy-class travel for the Executive's family (i.e., the Executive's two children and his domestic partner) between England and the United States twice per calendar year. Reimbursement of such expenses is subject to submission of properly documented housing and travel receipts. If all or any portion of the amounts payable to or on behalf of the Executive under this Section 3(f) (other than the travel costs described in clause (iii) above) (the "Reimbursed Amounts") is subject to income tax payable by the Executive (after taking into account whether any such amounts are legally permissible income tax deductions to the Executive), the Company shall pay to the Executive an additional amount to the extent necessary to place the Executive in the same after-tax position as he would have been in had the Reimbursed Amounts not been subject to income tax (the "Gross-up Amount"). The determination of the Gross-up Amount shall be made by the Company's independent auditors, and such determination shall be final.

          (g) Automobile.  During the Employment Term, the Company will continue
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to provide the Executive with an automobile in the United Kingdom comparable to that provided to him in the United Kingdom on the date hereof in accordance with Company policy. During the Employment Term with respect to the United States, the Company will provide Executive with an automobile in the United States, as may be reasonably necessary in connection with the performance of the Executive's duties hereunder. Such automobiles shall be used by Executive in the performance of the Executive's duties for the Company and its subsidiaries and affiliates. The Executive will also be entitled to the use of the automobiles for his private purposes, subject to such restrictions and upon such conditions as the Company may from time to time reasonably impose. Upon submission of properly documented receipts, the Company shall reimburse the Executive for all reasonable expenses (including gasoline, maintenance, repairs, insurance, parking and registration, as applicable) incurred in connection with the use of such automobiles.

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          (h) Pre-Approval Bonus.  In the event of a Change in Control prior to
              ------------------
approval of the Plan by the Bankruptcy Court and, as a result, the Options have not been issued to the Executive pursuant to Section 3(c) hereof, the Executive shall be paid a bonus (the "Special Bonus") upon the consummation of the Change in Control in an amount equal to 1.5% of the excess, if any, of (i) the aggregate value of the Company determined with reference to the price paid (including assumption of debt and value of equity, if any) in connection with such Change in Control over (ii) $650 million. Notwithstanding the foregoing, in no event shall the Special Bonus be less than $500,000. The Special Bonus shall be paid irrespective of a termination of the Executive's employment if (A) such termination is pursuant to Section 6(d) or 6(f) and (B) a Change in Control occurs no later than six months following such termination.

          (i) No Other Compensation.  Except as otherwise expressly provided
              ---------------------
herein, or in any other written document executed by the Company and the Executive, no other compensation or other consideration shall become due or payable to the Executive on account of the services rendered hereunder.

          Section 4.  Exclusivity.  During the Employment Term, the Executive
                      -----------
shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board. The Executive shall use reasonable efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may participate in the activities of professional trade organizations and, engage in personal investing activities, provided that such activities do not interfere in any material respect with the services to be provided by the Executive hereunder.

          Section 5.  Reimbursement for Expenses.  In addition to, but without
                      --------------------------
duplication of, the expenses described in Section 3(d), the Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including, without limitation, expenses for travel, entertainment, maintaining professional licenses and certifications, trade association fees, attendance at association meetings and conferences, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Company from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

          Section 6.  Termination and Default.
                      -----------------------

          (a) Death.  The Executive's employment shall automatically terminate
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upon his death and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(h) below.

          (b) Disability.  If the Executive is unable to perform the duties
              ----------
required of him under this Agreement because of illness, incapacity, or physical or mental disability, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 120 days (whether or not consecutive) during any

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12-month period during the term of this Agreement (a "Disability"), in which event the Executive's employment shall terminate.

          (c) Cause.  The Company may terminate the Executive's employment at
              -----
any time, with or without Cause. For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following: (i) the Executive's failure (except where due to a disability contemplated by subsection (b) hereof), neglect or refusal to perform his duties hereunder; (ii) any breach of this Agreement by the Executive (or any willful or intentional act of the Executive) that injures the reputation or business of the Company or its affiliates in any material respect; (iii) material breach by the Executive of his obligations under this Agreement; (iv) the Executive's indictment of, conviction of, or pleading of no contest to, a felony or misdemeanor involving fraud, or (v) the commission by the Executive of an act of fraud or embezzlement, or any other act involving the misappropriation of funds or assets. For purposes of this Section 6(c), no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Cause shall not exist pursuant to clause (i), (ii) or (iii) of this
Section 6(c) unless the Executive has failed to correct the activity alleged to constitute "Cause" within thirty (30) days following written notice from the Company of such activity, which notice shall specifically set forth the nature of such activity and the corrective action reasonably sought by the Company. Notwithstanding the foregoing, the termination of the Executive's employment for Cause shall be pursuant to the action of the Board, taken in conformity with the By-laws of the Company.

          (d) Without Cause.  The Company may terminate the Executive's
              -------------
employment during the Employment Term without Cause at any time by giving written notice to the Executive. A termination of the Executive's employment without Cause shall mean a termination initiated by the Company for any reason other than Cause or on account of death or Disability. A termination without Cause shall be effective immediately upon notice given by the Company to the Executive, or such later date as may be mutually agreed between the Executive and the Company.

          (e) Resignation.  Unless otherwise provided in Section 6(f) below in
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the case of termination of employment for Good Reason, the Executive shall have the right to terminate his employment at any time by giving 60 days written notice of his resignation to the Company. Except as provided in Section 6(g) below, a termination by the Executive other than for Good Reason shall be effective upon the expiration of the 60 day notice period.

          (f) Good Reason.  The Executive shall have the right to terminate his
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employment for Good Reason under any of the following circumstances: (i) the failure by the Company to pay to the Executive the compensation and benefits, or expense reimbursement in accordance with Sections 3 and 5 herein; (ii) a material diminution in the Executive's responsibilities or authority, or diminution of the Executive's title; (iii) any material breach of this Agreement by the Company or (iv) following a Change in Control (as defined below) the Executive is not retained by the Company in a similar capacity; provided, however, that Good Reason shall not exist upon a termination of employment described in Section 6(b), (c) or (d)

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herein; provided, further, that the Executive must provide written notice of termination of employment for Good Reason within thirty (30) days following the Executive's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason hereunder. Notwithstanding the foregoing, Good Reason shall not be deemed to exist unless the Company fails to cure the event giving rise to Good Reason within thirty (30) days after receipt of written notice thereof given by the Executive. For purposes of this Agreement, Change in Control shall mean the following events or circumstances that occur after the effective date of the Plan (but excluding the consummation of the Plan and the transactions contemplated thereby as a Change in Control event):

               (i) individuals who, on the date the Plan is consummated, constitute the Board of Directors (the "Board") of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company or Reorganized Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no
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individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

               (ii) the consummation of any sale, transfer or other disposition of all or substantially all of the assets of the business of the reorganized Company through one transaction or a series of related transactions to one or more persons or entities; or

               (iii) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board; or

               (iv) the consummation of a merger, consolidation, reorganization, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction; or

               (v) a sale of all or substantially all of the Company's assets; or

               (vi) the stockholders of the Company approve a plan of complete liquidation or dissolution.

          (g)  Payment in Lieu.  The Company may, in its sole discretion, at any
               ---------------
time after notice of termination without Good Reason has been given to the Company by the Executive, terminate this Agreement, provided that, in addition to any amount payable to the Executive under Section 6(h) herein, the Company shall pay to the Executive (without

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duplication) his then current Salary and continue benefits provided pursuant to
Section 3(d) herein, for the duration of the unexpired notice period.

          (h)  Termination Payments.
               --------------------

               (i)    Termination without Cause or By Executive for Good Reason.
                      ---------------------------------------------------------
In the event that during the Employment Term the Executive's employment is terminated by the Company without Cause or the Executive terminates his employment for Good Reason, the Company shall pay to the Executive the sum of the following amounts: (A) all amounts fully earned pursuant to the terms of this Agreement, but unpaid hereunder through the date of termination, if any, in respect of Salary, Annual Performance Bonus and unreimbursed expenses (the "Accrued Obligations"), and (B) continuation of Executive's Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of termination, in accordance with the Company's prevailing payroll practices, for a period of eighteen (18) months following the date of termination (the "Severance Term") (C) eighteen (18) payments each in the amount of Twelve Thousand Five Hundred Thousand Dollars ($12,500) (less any applicable withholding or similar taxes), such payments to be made at the same time as the continuation of Executive's Salary under Clause (B) above, and (D) continuation, for the lesser of twelve (12) months and the remaining balance of the Employment Term (without giving effect to the termination pursuant to Section 6 hereof), of coverage under the Company's group health insurance plan for the Executive and/or his covered dependents, provided that such continuation coverage shall cease in any event on the date that the Executive first becomes eligible to participate in the group health plan of a new employer. Notwithstanding any other provision in this Agreement or the terms of any severance plan or policy maintained by the Company or its affiliates to the contrary, if the Company pays the Executive the severance benefit as provided in this Section 6(g)(i) the Executive shall not be entitled to receive any other payments or benefits under any other severance or similar plan maintained by the Company or its affiliates, except to the extent such payments or benefits are more favorable than those specifically provided for in this Section 6(h).

               (ii)   Termination due to Death or Disability. In the event that
                      --------------------------------------
during the Employment Term the Executive's employment is terminated by the Company due to the Executive's death or Disability, the Company shall pay to the Executive, or the Executive's estate, the Accrued Obligations.

               (iii)  Termination for Cause or By Executive without Good Reason.
                      ---------------------------------------------------------
In the event that during the Employment Term the Executive's employment is terminated by the Company for Cause or by the Executive by resignation without Good Reason, the Company shall pay to the Executive the Accrued Obligations.

               (iv)   Expiration of Agreement.  If either the Company or the
                      -----------------------
Executive elects not to renew this Agreement and it expires, the Executive shall not receive any termination payments other than the (i) Accrued Obligations,
(ii) a payment in respect of the Performance Goal Bonus for the year this Agreement expires equal to the product of (aa) the Performance Goal Bonus that would have been payable to the Executive based upon the satisfaction of the performance goals set forth in the Performance Plan for the year in which this Agreement expires, and (bb) a fraction, the numerator of which is the number of days elapsed in the calendar

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year through the expiration date, and the denominator of which is 365, and,
(iii) if applicable, the payments described in clause (i) of the last sentence of Section 7(a).

          (i)  No Mitigation or Offset.  In the event of any termination of
               -----------------------
Executive's employment hereunder, Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts due Executive under this Agreement on account of amounts purportedly owing by Executive to the Company or amounts earned by Executive from any source. Any amounts due to Executive under this Agreement upon termination of employment are considered to be reasonable by the Company and are not in the nature of a penalty.

          (j)  Survival of Operative Sections.  Upon any termination of the
               ------------------------------
Executive's employment, the provisions of Sections 6(h) and 7 through 22 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

          Section 7.  Secrecy and Non-Competition.
                      ---------------------------

          (a)  No Competing Employment.  The Executive acknowledges that the
               -----------------------
agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the Commencement Date and ending Eighteen (18) months following the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period"), the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor, lender, advisor, consultant or otherwise, in any business activity if such activity consists of any activity undertaken or expressly contemplated to be undertaken by the Company at any time during the Employment Term. Notwithstanding the foregoing, (i) the Executive shall have no obligation under this Section 7(a) in the event of a termination of employment due to the delivery of a notice of non-extension of the Employment Term by the Company as contemplated by Section 2 hereof unless the Company shall continue to pay Executive his Salary and Guaranteed Bonus during the Restricted Period pursuant to a written notice of its intent to do so and (ii) and except as limited by the Company's policies and procedures, the Executive may invest in securities of any competitive enterprise, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (B) the Executive is not a controlling person of, or a member of a group that controls, such entity and (C) the Executive does not, directly or indirectly, own five percent or more of the voting securities of such entity.

          (b)  Nondisclosure of Confidential Information.  The Executive, except
               -----------------------------------------
in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while

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employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company, relating to the Company, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, provided that Executive may retain a copy of his Rolodex or any other personal telephone database established and maintained by the Executive. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

          (c)  No Interference.  In consideration of the compensation (and other
               ---------------
benefits) provided and to be provided to the Executive as set forth hereunder, the Executive covenants and agrees that during the Restricted Period, the Executive will not, directly or indirectly: (i) solicit, induce, or otherwise have business contact with, any person or entity who has, within the most recent one-year period, been a service provider of or to the Company, and with whom the Executive had any business relationship or about whom the Executive acquired any significant knowledge during the Employment Term, if such contact is for the purpose of soliciting such person or entity to cease doing business with the Company, or (ii) solicit, hire, induce, endeavor to entice away from the Company, or otherwise directly interfere with the relationship of the Company with any person who, to the knowledge of the Executive, is or was within the then most recent twelve (12) month period, employed by or otherwise engaged to perform services for the Company.

          (d)  Inventions, etc.  The Executive hereby sells, transfers and
               ---------------
assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

          (e)  Definition of Company for Purposes of Covenants.  For purposes of
               -----------------------------------------------
the covenants provided in this Section 7, and notwithstanding any other provision of this Agreement to the contrary, "Company" shall be defined to mean Sunterra Corporation, and each of its subsidiaries and affiliates (i.e. entities controlling, controlled by or under common control with the Company), including, without limitation, Sunterra Europe, Poipu Resort Partners, L.P., a Hawaii limited partnership, and West Maui Resort Partners, L.P., a Delaware limited partnership.

          Section 8.  Injunctive Relief.  Without intending to limit the
                      -----------------
remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

          Section 9.  Extension of Restricted Period.  In addition to the
                      ------------------------------
remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

          Section 10. Representations and Warranties.  The Executive and the
                      ------------------------------
Company each represent and warrant to the other as follows:

          (a) This Agreement, upon execution and delivery by the Executive and the Company will be the valid and binding obligation of the Executive and the Company enforceable against the Executive and the Company in accordance with its terms.

          (b)  As to the Executive only, except as expressly contemplated in
Section 11 hereof, neither the execution and delivery of this Agreement nor the performance of this Agreement in accordance with its terms and conditions by the Executive (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive.

          (c) The representations and warranties of the Executive and the Company contained in this Section 10 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          Section 11.  Approval by the Bankruptcy Court.  Approval by the
                       --------------------------------
Bankruptcy Court, after notice and hearing, is a condition precedent to either party's obligations under this Agreement, and to the effectiveness of this Agreement. The Company agrees to promptly file and serve a motion authorizing the Company to enter into this Agreement with the Executive following the execution of this Agreement by the parties hereto and the Company shall take all other measures reasonably necessary to secure approval of this Agreement by the Bankruptcy Court as soon as possible after execution of the Agreement. The Executive shall have the right to reasonably approve the form of the Bankruptcy Court order approving this Agreement.

          Section 12.  Certain Additional Payments.
                       ---------------------------

          (a) If it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 12(f) hereof, all determinations required to be made under this Section 12, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by Executive and subject to the approval of the Company, such approval not to be unreasonably withheld. Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within 15 calendar days after the date of the Change in Control or the date of Executive's termination of employment, if applicable, and any other such time or times as may be requested by the Company or Executive. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company will pay the required Gross-Up Payment to Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 12(f) hereof and Executive thereafter is required to make a payment of any Excise Tax, Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

          (c) The Company and Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm and reasonably necessary to calculate the Gross-Up Payment, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 12(b) hereof.

          (d) The federal, state and local income or other tax returns filed by Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive will make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive will within five business days pay to the Company the amount of such reduction.

          (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 12(b) and 12(d) hereof will be borne by the Company. If such fees and expenses are initially advanced by Executive, the Company will reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of his payment thereof.

          (f) Executive will notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after Executive actually receives notice of such claim and Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive will not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will: (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company; (ii) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company; (iii) cooperate with the Company in good faith in order effectively to contest such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that
                                                       --------  -------
the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 12(f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 12(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided that Executive may participate therein at his own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to Executive on an interest-free basis and will indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of
             -------- -------  -------
limitations relating to payment of taxes for the taxable year of Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (g) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 12(f) hereof, Executive receives any refund with respect to such claim, Executive will (subject to the Company's complying with the requirements of Section 12(f) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 12(f) hereof, a determination is made that Executive will not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 12.

          Section 13.  Assignment; No Third-Party Beneficiaries.  This Agreement
                       ----------------------------------------
shall inure to the benefit of, and be binding on, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs, the Executive's guardian in the event of the Executive's disability, the personal representatives of the Executive's estate and any successor to all or substantially all of the business and/or assets of the Company. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. The Company may assign this Agreement and its rights hereunder, but in the event of assignment, the assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Except as otherwise provided herein, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          Section 14.  Waiver and Amendments.  Any waiver, alteration, amendment
                       ---------------------
or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any
                                                  --------  -------
such waiver, alteration, amendment or modification is consented to on the Company's behalf by the General Counsel. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

          Section 15.  Severability, Governing Law, Service and Jury Trial.  The
                       ---------------------------------------------------
Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES TO THE EXTENT SUCH LAWS ARE NOT PREEMPTED BY FEDERAL BANKRUPTCY LAW.

     The parties hereby (i) submit to the exclusive jurisdiction of the courts of the State of Florida and the U.S. federal courts (sitting in Orlando, Florida, and the U.S. federal courts in the Northern District of Florida), provided that until the consummation of the Plan, the Bankruptcy Court shall have exclusive jurisdiction for any action or proceeding relating to this Agreement, (ii) consent that any such action or proceeding may be brought in any such venue, (iii) waive any objection that any such action or proceeding, if brought in any such venue, was brought in any inconvenient forum and agree not to claim the same, (iv) agree that any judgment in any such action or proceeding may be enforced in other jurisdictions, (v) consent to service of process at the address set forth in Section 16 herein, and (vi) to the extent applicable, waive their respective rights to a jury trial of any claim or cause of action based on or arising out of this agreement or any dealings between them relating to the subject matter of this agreement.

          Section 16.  Notices.
                       -------

          (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid

          If to the Executive, at Thwaite Moss, Tatham, Lancashire LA2 8PR, England, or at such other address as the Executive may furnish the Company in writing; with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019,
          Attention: Michael J. Segal, Esq.

          If to the Company, at 1781 Park Center Drive, Orlando, Florida, 32835, marked for the attention of the General Counsel, or at such other address as Company may furnish in writing to the Executive.

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          Section 17.  Section Headings.  The headings of the sections and
                       ----------------
subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          Section 18.  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
understanding and agreement of the parties hereto regarding the employment of the Executive. Except as specifically set forth in Section 21 below, this Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

          Section 19.  Severability.  In the event that any part or parts of
                       ------------
this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          Section 20.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          Section 21.  Existing Agreement.  Upon the approval of this Agreement
                       ------------------
by the Bankruptcy Court, the Existing Employment Agreement shall be deemed null and void, with the exception of (i) any bonuses pertaining to the Company's Chapter 11 proceeding currently pending in the Bankruptcy Court, and (ii) the bonus the Executive would be entitled to receive under Section 6.2 of the Existing Employment Agreement for 2001.

          Section 22.  Legal Fees.  The Company shall directly pay the fees and
                       ----------
expenses of legal counsel retained by the Executive in negotiating this Agreement, provided that such payment shall not exceed $25,000.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                              SUNTERRA CORPORATION


                              By: /s/ Gregory F. Rayburn
                                  -------------------------------------------
                                  Name:  Gregory F. Rayburn
                                  Title: President and Chief Executive Officer




                              /s/ Nicholas Benson
                              -----------------------------------------------
                              Nicholas Benson

                                                                      SCHEDULE 1

                                  NICK BENSON

                         PERFORMANCE GOAL BONUS - 2002


          ----------------------------------------------------------
                % of EBITDA Target                           Bonus
          ----------------------------------------------------------
          At least 75% but less than 90%                    $225,000
          ----------------------------------------------------------
          At least 90% but less than 100%                   $300,000
          ----------------------------------------------------------
          At least 100% but less than 110%                  $350,000
          ----------------------------------------------------------
          At least 110%                                     $400,000
          ----------------------------------------------------------

          Notes: EBITDA targets will be set on a quarterly or monthly basis.